                            ASSET PURCHASE AGREEMENT
                            ------------------------


     AGREEMENT made as of this 13th day of November, 1997, by and among Vermont Network Services Corporation, a Delaware corporation with a principal place of business at 745 Atlantic Avenue, Boston, Massachusetts 02111 (such corporation or its permitted assignee pursuant to Section 15.4, the "Buyer"), Vermont Telecommunications Network Services, Inc., a Vermont corporation with a principal place of business at 13 Kilburn Street, Burlington, Vermont 05401 (the "Company"), and Zoltan B. Keve, an individual with a principal residence at 168 Harbor Road, Shelburne, Vermont 05482 ("Keve").

                                    RECITALS
                                    --------

     WHEREAS, the Company is engaged in the business (the "Business") of marketing and selling telecommunications products and services; and

     WHEREAS, the Buyer desires to purchase from the Company substantially all of the assets of the Company, with the exceptions hereinafter set forth, and the Company desires to sell such assets to Buyer, all in accordance with and subject to the terms and conditions of this Agreement; and

     WHEREAS, the Buyer is unwilling to consummate the transactions contemplated by this Agreement unless Keve, the sole stockholder of the Company, and the Company, agree not to compete with Buyer upon the consummation of the purchase and sale contemplated hereby.

     NOW, THEREFORE, in consideration of the terms, conditions, agreements, covenants, representations and warranties herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1 Except as otherwise defined herein or elsewhere in this Agreement, the capitalized terms used in this Agreement shall have the following meanings:

     Affiliate.  "Affiliate" shall mean, with respect to any party hereto, any
     ---------
person or entity (whether now or hereafter existing) that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such party, through stock ownership, contract or otherwise.

     Assets.  "Assets" shall have the meaning as set forth in Section 2.1.
     ------

     Assumed Liabilities.  "Assumed Liabilities" shall have the meaning as set
     -------------------
forth in Section 3.3.

     Balance Sheet.  "Balance Sheet" shall have the meaning as set forth in
     -------------
Section 7.6.

     Balance Sheet Date.  "Balance Sheet Date" shall have the meaning as set
     ------------------
forth in Section 7.6

     Benefit Plan.  "Benefit Plan" shall mean each single employer,
     ------------
multiemployer and multiple employer pension, profit-sharing, stock bonus, retirement, welfare benefit, savings, insurance, vacation pay, severance pay, stock purchase, stock option, commission, incentive or deferred compensation and bonus plan or arrangement, and any other employee benefit plan of the Company covering employees, consultants, agents or ex-employees, and their dependents and beneficiaries.

     Business.  "Business" shall have the meaning as set forth in the forepart
     --------
of this Agreement.

     Buyer.  "Buyer" shall have the meaning as set forth in the forepart of this
     -----
Agreement.

     Buyer's Auditors.  "Buyer's Auditors" shall have the meaning as set forth
     ----------------
in Section 4.3.

     Certified NW.  "Certified NW" shall have the meaning as set forth in
     ------------
Section 4.1.

     Closing or Closing Date.  "Closing" or "Closing Date" shall have the
     -----------------------
meaning as set forth in Section 6.1.

     Closing Payment.  "Closing Payment" shall have the meaning as set forth in
     ---------------
Section 3.1.

     Code.  "Code" shall mean the Internal Revenue Code of 1986, as amended.
     ----

     Common Stock.  "Common Stock" shall have the meaning as set forth in
     ------------
Section 3.1(b)(iii).

     Company.  "Company" shall have the meaning as set forth in the forepart of
     -------
this Agreement.

     Company's Auditors.  "Company's Auditors" shall have the meaning as set
     ------------------
forth in Section 4.1.

     Confidential Information.  "Confidential Information" shall mean all
     ------------------------
proprietary and confidential information regarding any party and obtained by the other party in connection with the transactions contemplated by this Agreement, except information (i) ascertainable or obtained from public information, (ii) received from a third party not employed by, affiliated with, or known to the receiving party to be under an obligation of confidentiality to the disclosing party, or (iii) obtained by or in the possession of the receiving party prior to the disclosure thereof in connection with this Agreement or the transactions contemplated hereby.

     Contingent Note.  "Contingent Note" shall have the meaning as set forth in
     ---------------
Section 3.1(b)(ii)(y).

     Contingent Payments.  "Contingent Payments" shall have the meaning as set
     -------------------
forth in Section 3.2.

     Contracts.  "Contract" shall mean any agreement, contract, lease, note,
     ---------
loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound, whether oral or written.

     Disclosure Schedule.  "Disclosure Schedule" shall mean a schedule executed
     -------------------
and delivered by the Company to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article VII hereof and certain other information called for by this Agreement.

     EBIT.  "EBIT" shall have the meaning as set forth in Section 3.2.
     ----

     Encumbrance.  "Encumbrance" shall mean any claim, lien, pledge, option,
     -----------
charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     Environmental Laws.  "Environmental Laws" shall have the meaning as set
     ------------------
forth in Section 7.24.

     Equipment Leases.  "Equipment Leases" shall have the meaning as set forth
     ----------------
in Section 7.8.

     ERISA.  "ERISA" shall mean the Employee Retirement Income Security Act of
     -----
1974, as amended.

     Escrow Fund.  "Escrow Fund" shall have the meaning as set forth in Section
     -----------
5.3.

     Excluded Assets.  "Excluded Assets" shall have the meaning as set forth in
     ---------------
Section 2.2.

     Excluded Liabilities.  "Excluded Liabilities" shall have the meaning as set
     --------------------
forth in Section 3.4.

     Financial Statements.  "Financial Statements" shall have the meaning as set
     --------------------
forth in Section 7.6.

     GAAP.  "GAAP" shall have the meaning as set forth in Section 4.1.
     ----

     Insiders.  "Insiders" shall mean all directors, officers, advisors and
     --------
employees of the Company and their respective spouses, parents, grandparents, siblings, children, grandchildren and the spouses of any of the foregoing.

     Independent Accounting Firm.  "Independent Accounting Firm" shall have the
     ---------------------------
meaning as set forth in Section 3.2.

     Intellectual Property.  "Intellectual Property" shall have the meaning as
     ---------------------
set forth in Section 7.15.

     Leased Premises.  "Leased Premises" shall have the meaning as set forth in
     ---------------
Section 7.23.

     Legal Expenses.  "Legal Expenses" of a person or entity shall mean any and
     --------------
all fees, costs and expenses of any kind reasonably incurred by such person or entity and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to, any threatened or asserted claim.

     Net Worth.  "Net Worth" shall have the meaning as set forth in Section 4.1.
     ---------

     Notes.  "Notes" shall have the meaning as set forth in Section 3.1(b).
     -----

     1998 EBIT.  "1998 EBIT" shall have the meaning as set forth in Section 4.2.
     ---------

     Proposed Acquisition Transaction.  "Proposed Acquisition Transaction" shall
     --------------------------------
have the meaning as set forth in Section 9.5.

     Purchase Price.  "Purchase Price" shall have the meaning as set forth in
     --------------
Section 3.1.

     Real Estate Leases.  "Real Estate Leases" shall have the meaning as set
     ------------------
forth in Section 7.23.

     Related Agreements.  "Related Agreements" shall have the meaning as set
     ------------------
forth in Section 7.2.

     Statement of Net Worth.  "Statement of Net Worth" shall have the meaning as
     ----------------------
set forth in Section 4.1.

     Stock.  "Stock" shall have the meaning as set forth in Section 7.4.
     -----

     Subsidiaries.  "Subsidiaries" shall mean all corporations, partnerships,
     ------------
joint ventures or other entities in which the Company either owns capital stock or is a partner or is in some other manner affiliated through an investment or participation in the equity of such entity.

     Taxes.  "Taxes" shall mean all taxes, fees, levies or other assessments,
     -----
including but not limited to, income, excise, value added, property, sales, fuel, franchise, withholding, social security, and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments.

     View Tech.  "View Tech" shall mean View Tech, Inc., a Delaware corporation.
     ---------

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     2.1  Purchase and Sale. (a)    Subject to the terms and conditions hereof
          -----------------
and on the basis of and in reliance upon the covenants, agreements, representations and warranties set forth herein, at the Closing (as herein defined), the Company shall assign, sell, transfer and deliver, and Keve shall cause to be assigned, sold, transferred and delivered, to Buyer all of Company's right, title and interest in, to and under all of the business, properties, assets, goodwill, rights and claims of whatever kind and nature, real or personal, tangible or intangible, known or unknown, actual or contingent and wherever situated, which are then owned or held by Company and used or usable in the Business (other than those assets specifically excluded from this sale pursuant to Section 2.2), including, without limitation, the following assets:

               (i) all assets reflected in the Balance Sheet, with such permitted changes therein as shall have occurred since the date thereof;

               (ii) all cash and cash equivalents, including without limitation, bank deposits and money market accounts, and all accounts and notes receivable, together with any unpaid interest accrued thereon and all rights of collection with respect thereto;

            (iii) all inventory (including parts, raw materials, work in process, finished goods and goods in transit), packaging, promotional materials, catalogs, supplies, machinery, vehicles, furniture, equipment, office materials and all other tangible assets, wherever located;

             (iv)  all Intellectual Property;

              (v) all deposits, prepaid rents and insurance, deposits securing orders from suppliers, prepaid value added taxes and other prepaid expenses, all to the extent useful to Buyer in the Business following the Closing;

             (vi) all right, title and interest in, to and under all purchase orders, leases, Contracts, agreements and commitments;

            (vii) all books, records, files, papers and other documents (in whatever form, including computer files), including, without limitation, all inventory, purchasing, accounting, sales, marketing, banking and shipping records and all files, customer, client and supplier lists, records, literature and correspondence, whether or not physically located on the premises of the Company;

           (viii) any other tangible or intangible assets which are used in the Business and which are of a nature not customarily reflected in the books and records of a business, such as causes of action and legal rights and assets which have been written off for accounting purposes but which are still used by or of value to the Company;

             (ix) all goodwill associated with the Business as a going concern;

             (x) the right to use the name "Vermont Telecommunications Network Services", and all trade and other names used by the Company in connection with the Business;

             (xi) all improvements, fixtures and appurtenances relating to the Leased Premises; and

             (xii) all other tangible and intangible assets which are used or useful in or necessary to the operation of the Business, other than those described below in Section 2.2.

          (b) All of the assets to be sold, assigned and transferred at the Closing by Company to Buyer are hereinafter called the "Assets," and all such tangible assets are, and at the Closing will be, located at the Leased Premises.

     2.2  Assets Excluded from Purchase.  The only assets of the Company that
          -----------------------------
shall not be transferred and sold to Buyer pursuant to Section 2.1 shall be the following (the "Excluded Assets"):


          (a) corporate seals, articles of incorporation, minute books, stock books, general ledgers and books of account, tax returns and records having to do with the Company's corporate organization and capitalization;

          (b) rights which accrue or will accrue to Company under this Agreement;

          (c) rights and claims of Company to federal, state and local income or franchise tax refunds, credits and deductions;

          (d) cash in excess of the greater of (i) $50,000 or (ii) the amount of cash necessary to establish a Net Worth, as determined under Section 4.1, of at least $330,000;

          (e) the receivable due from officers and employees of the Company reflected on the Balance Sheet, the amount thereof determined as of the Closing Date; and

          (f) such other assets, if any, as are listed on Schedule 2.2.

                                  ARTICLE III

                PURCHASE PRICE AND PAYMENT; ASSUMED LIABILITIES
                -----------------------------------------------

     3.1  Purchase Price.  (a)  Subject to adjustment as provided in Article IV,
          --------------
the aggregate purchase price for the Assets (the "Purchase Price") shall be equal to the sum of (a) Two Million Nine Hundred Thousand Dollars ($2,900,000) (the "Closing Payment"), (b) the Contingent Payments (as defined in Section 3.2), and (c) the Assumed Liabilities (as defined in Section 3.3).

          (b)  The Closing Payment shall be paid in the following manner:

               (i) $2,000,000 shall be paid by Buyer to the Company at the Closing by cash, certified or bank cashier's check or by wire transfer of funds pursuant to instructions previously given by Company to Buyer for that purpose;

               (ii) $500,000 shall be paid by the execution and delivery by Buyer to the Company at the Closing of (x) a promissory note in the principal amount of $250,000 in the form of Exhibit A-1 hereto and (y) a promissory note (the "Contingent Note") in the principal amount of $250,000 in the form of Exhibit A-2 hereto (collectively, the "Notes"); and

               (iii) $400,000 shall be paid by the issuance to the Company, pursuant to the Subscription Agreement in the form of Exhibit G, of such number of shares of common stock, $.0001 par value, of View Tech ("Common Stock") as determined under Section 5.6 below.

     3.2  Contingent Payments.
          -------------------

          (a) Buyer shall pay the Company, at the time set forth below, an amount equal to 40% of the EBIT (as hereinafter defined) of the Business as operated by the Buyer in excess of $900,000 per calendar year commencing January 1, 1998 and ending December 31, 2000 (each such payment, a "Contingent Payment" and collectively, the "Contingent Payments"). Buyer shall calculate the EBIT for each such calendar year (based on a consolidating schedule to View Tech's annual audited financial statements for the fiscal year in which such period ends, which sets forth the results of operations of the Business on a separate basis and otherwise in accordance with the provisions of this Section 3.2) in order to determine whether any Contingent Payment is payable with respect to such year and the amount of such Contingent Payment. Such calculation of EBIT, together with copies of the consolidating schedule to View Tech's financial statements setting forth the results of the operations of the Business as a separate division or business unit, with respect to a calendar year shall be delivered to the Company within one hundred twenty (120) days after the end of such calendar year.

          (b) Unless the Company notifies Buyer within twenty (20) days after receipt of such calculation of EBIT of any objections thereto, such calculation shall be final and binding for all purposes. If the Company notifies Buyer of any such objection within such 20-day period, Buyer and the Company shall, together with their respective independent accountants, attempt in good faith to reach an agreement as to the matters in dispute. If the parties shall have failed to resolve such disputed matters within thirty (30) days after receipt of notice of such objection, then any such disputed matter may, at the election of Buyer or the Company, be submitted to and determined by, the Independent Accounting Firm (as defined below). The fees and expenses of any such Independent Accounting Firm incurred in resolving the disputed matters shall be paid (i) by Buyer in the event that following such resolution, the EBIT determined as a result of such resolution is 125% or more than the Buyer's calculation of EBIT under Section 3.2(a) with respect to the disputed period, or
(ii) by the Company in the event that following such resolution, the EBIT determined as a result of such resolution is less than 125% of the Buyer's calculation of EBIT under Section 3.2(a) with respect to the disputed period. The calculation of EBIT shall, after resolution of any disputes pursuant to this Section, be final, binding and conclusive on all parties hereto. Upon final resolution of any disputes as aforesaid, or promptly after the twentieth day following delivery to the Company of Buyer's calculation of EBIT (in cases where the Company raises no objection to such calculation), Buyer shall pay the Company the Contingent Payment, if any, due with respect to such EBIT for the applicable period.

          (c) For purposes of this Agreement, "EBIT" means the earnings before any interest (income or expense) and income taxes of the Business as operated by the Buyer with respect to each calendar year commencing January 1, 1998, accounted for in accordance with United States generally accepted accounting principles applied on a basis consistent with the preparation of View Tech's financial statements, as adjusted as may be necessary to eliminate the effects, if any, on such earnings that result from any payments made by Buyer to Company pursuant to the terms of this Agreement.

          (d) For purposes of this Agreement, "Independent Accounting Firm" means, unless otherwise agreed by Keve and the Buyer, the first of the following accounting firms (using a partner or principal thereof with experience in the industry comparable to the Business, as designated by the managing partners of the Boston office of such firm), in the following order of priority, who agrees to resolve the dispute submitted: (1) Coopers & Lybrand LLP, and (2) Ernst & Young LLP.

          (e) Anything herein to the contrary notwithstanding, the sum of the Contingent Payments shall not exceed $500,000.

     3.3  Liabilities Assumed.  At the Closing, Buyer shall assume and agree to
          -------------------
pay, perform and discharge, or cause to be paid, performed and discharged, when due the following obligations and liabilities of Company incurred in connection with the Business (other than those obligations and liabilities excluded from assumption pursuant to Section 3.4) (the "Assumed Liabilities"):

          (a) all debts, liabilities and obligations of the Company relating to the Business set forth or reserved against on the Balance Sheet that have not been discharged prior to the Closing Date;

          (b) all debts, liabilities and obligations of the Company relating to the Business arising in the ordinary course of business of the Company and consistent with its prior practices between the Balance Sheet Date and the Closing Date and reflected in the Net Worth (as such term is defined in Section 4.1); and

          (c) the obligations of the Company under certain Contracts made in the ordinary course of business of the Company and assumed by Buyer under Section 5.1, in each case to the extent to be performed after the Closing Date.

     3.4  Excluded Liabilities.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT,
          --------------------
BUYER SHALL NOT DIRECTLY OR INDIRECTLY ASSUME OR BE RESPONSIBLE FOR ANY LIABILITIES OR OBLIGATIONS OF THE COMPANY, KEVE OR ANY OF THEIR AFFILIATES OF ANY NATURE WHATSOEVER ("EXCLUDED LIABILITIES") WHETHER LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, ACTUAL OR INCHOATE, ACCRUED, CONTINGENT OR OTHERWISE, AND WHETHER ARISING FROM FACTS EXISTING OR EVENTS OCCURRING PRIOR TO, ON OR AFTER THE DATE OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION:


          (a) any liability, obligation or related expense arising out of, pursuant to or in connection with any claim, action, suit, litigation or administrative, arbitration or other proceeding or governmental investigation involving the Company, any of its Affiliates or any employees thereof, or any products distributed on or prior to the Closing Date or any services provided or failed to be provided, regardless of whether any such claim, action, suit, litigation, arbitration, proceeding or investigation is made, brought or commenced prior to or after the Closing;

          (b) any obligation or liability of the Company which is incurred or arises after the Closing;

          (c) any obligation or liability of the Company, the incurrence or existence of which constitutes or will constitute a breach or failure of, or a default under, any provision of this Agreement or any other agreement entered into in connection herewith (including, without limitation, any representation or warranty of Keve or the Company contained herein or therein);

          (d) any obligation or liability of the Company for state, local, foreign or federal taxes;

          (e) any legal, accounting or other expenses of the Company or Keve in connection with this transaction;

          (f) any obligation or liability of Keve or any Affiliate of Keve; and

          (g) any obligation or liability of the Company to Vermont Telephone Service and Supply Company, including without limitation the long-term debt, and current installments thereof, described in note 4 of the notes to the Balance Sheet.

     3.5  Allocation of Purchase Price.  The parties hereto agree and
          ----------------------------
acknowledge that the determination of the price for each of the Assets being sold by the Company to the Buyer is the result of arms length negotiations between the parties, and the parties agree and warrant and represent to each other that their respective tax returns and those of any Affiliate shall report the transactions contemplated by this Agreement in accordance with the characterization and allocated prices of the various Assets set forth on
Schedule 3.5.

                                   ARTICLE IV

                           PURCHASE PRICE ADJUSTMENTS
                           --------------------------

     4.1  Adjustment Based on Net Worth.
          -----------------------------

          (a) Promptly following the Closing, the Company shall cause to be prepared, at its expense, a Statement of Net Worth of the Company (together with supporting calculations in reasonable detail, the "Statement of Net Worth") showing as of the close of business on the Closing Date the Net Worth of the Company (the

"Net Worth"). "Net Worth" shall mean the sum of the current assets (net of any Excluded Assets which are current assets), property and equipment (net of depreciation) and covenant not to compete of the Company, less the current liabilities (net of current installments of long-term debt) of the Company, determined as of the close of business on the Closing Date and in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with the preparation of the Balance Sheet. The Company shall, at its expense, engage McSoley McCoy & Co. ("Company's Auditors") to prepare the Statement of Net Worth in accordance with the requirements set forth in this Section. The Buyer, Keve and the Company shall cooperate fully in the preparation of such statement. The Company's Auditors shall complete such statement within twenty days after the Closing Date. Upon completion of such statement, the Company shall deliver the Statement of Net Worth to the Buyer.

          (b) If the Net Worth as of the Closing Date, as set forth on the Statement of Net Worth as conclusively determined as set forth in Section 4.3 (the Net Worth as conclusively determined, the "Certified NW"), is less than $330,000, then the Company shall pay to Buyer, the amount of such deficiency. If the Certified NW is greater than $330,000, then the Buyer shall pay the amount of such excess to the Company. Any payment pursuant to this Section 4.1(b) shall be made within thirty days following the date on which the Statement of Net Worth (including the Certified NW calculation) becomes definitive pursuant to Section 4.3. Payment made pursuant to this Section 4.1(b) shall be made by certified check or wire transfer of immediately available funds to an account designated by the party receiving payment.

     4.2  Adjustment Based on 1998 EBIT.  The payment of principal and interest
          -----------------------------
represented by the Contingent Note is expressly contingent upon the performance of the Business as operated by Buyer in respect to the twelve months ending December 31, 1998. If the 1998 EBIT (as hereinafter defined), as conclusively determined in accordance with Section 3.2, does not equal or exceed $700,000, then the Buyer shall have no liability or obligation whatsoever under the Contingent Note and such note shall be automatically canceled and of no further force and effect. For purposes of this Agreement, "1998 EBIT" means the EBIT of the Business as operated by the Buyer and calculated under Section 3.2, with respect to the twelve months ending December 31, 1998.

     4.3  Procedures for Definitive Statements.  Unless Buyer notifies the
          ------------------------------------
Company within sixty days after receipt by Buyer of the Statement of Net Worth prepared on behalf of the Company of any objections thereto (specifying in reasonable detail the basis therefor), such statement shall be final, binding and definitive for all purposes upon the expiration of such sixty day period. If Buyer timely notifies the Company of any such objection, Buyer, Company and Keve shall, together with the Company's Auditors and Arthur Andersen LLP ("Buyer's Auditors"), attempt in good faith to reach an agreement as to the matter in dispute. The fees and expenses of Buyer's Auditors shall be paid by Buyer. If the parties shall have failed to resolve any such dispute within ten business days after receipt of timely notice of such objection, then any such disputed matter may, at the election of Buyer, Company or Keve, be submitted to and determined by the Independent Accounting Firm. The fees and expenses of such Independent Accounting Firm incurred in resolving the disputed matter shall be equitably apportioned by such accountants based on the extent to which Buyer, on the one hand, or the Company, on the other hand, is determined by such accountants to be the prevailing party in the resolution of such disputed matters. The Statement of Net Worth shall, after resolution of any dispute pursuant to this Section 4.3, be verified by the Company's Auditors and/or such accounting firm, as appropriate, as in accordance with the requirements of this Article IV and shall thereupon be final, binding and definitive on all parties hereto.

                                   ARTICLE V

                               ANCILLARY MATTERS
                               -----------------

     5.1  Assignment and Assumption of Certain Contracts.  On or before the
          ----------------------------------------------
Closing, the Buyer shall deliver to the Company a list of Contracts which Buyer agrees to assume in connection with this Agreement. At the Closing, the Company shall assign to the Buyer and the Buyer shall assume all such Contracts in accordance with and subject to the provisions of the Assignment and Assumption Agreement in the form of Exhibit B.

     The Company shall cause such Assignment and Assumption Agreement to be consented to in writing by all parties to the Contracts which are to be assumed by Buyer hereunder where the Buyer determines such consents to be required or desirable.

     5.2  Non-Competition and Employment Agreement.  At the Closing, Keve and
          ----------------------------------------
the Buyer shall execute and deliver a Non-Competition and Employment Agreement in the form of Exhibit C.

     5.3  Indemnity Escrow Agreement.  At the Closing, the Buyer and the Company
          --------------------------
shall execute and deliver an Indemnity Escrow Agreement in the form of Exhibit D, pursuant to which the Company shall deposit into escrow the sum of $250,000 (hereinafter referred to, together with any interest thereon, as the "Escrow

Fund") to be held and distributed as provided therein. In the event of a claim by Buyer for indemnification pursuant to Section 14.2 below or a claim by Buyer under Article IV, Buyer shall have the right, during the escrow period, to seek payment thereof from the Escrow Fund in accordance with the provisions of said Indemnity Escrow Agreement.

     5.4. Periodic Reports.  The Buyer agrees to keep Keve informed from time to
          ----------------
time of the Buyer's efforts in completing its due diligence review described in
Section 10.5 and the financing described in Section 10.6.

     5.5  Guaranty.  The Buyer shall cause View Tech to execute and deliver to
          --------
the Company at the Closing, a Guaranty in the form of Exhibit F in respect to the Notes.

     5.6  Subscription Agreement.  The Company, Keve and View Tech shall execute
          ----------------------
and deliver at Closing a Subscription Agreement in the form of Exhibit G, providing for the issuance to the Company of such number of shares of Common Stock, as hereinafter determined. The number of shares of Common Stock shall equal the quotient obtained by dividing $400,000 by the average closing sale price of the Common Stock as reported on NASDAQ for the three consecutive trading days immediately prior to the Closing Date.

     5.7  Bulk Sales.  The parties hereto waive compliance with all applicable
          ----------
bulk sales laws, including, without limitation, the Uniform Commercial Code Bulk Transfer provisions.

                                   ARTICLE VI

                                    CLOSING
                                    -------


     6.1  Closing of Purchase and Sale.  Subject to the conditions set forth in
          ----------------------------
this Agreement, the closing of the purchase and sale of the Assets shall take place at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts, at 10:00 a.m. on November 21, 1997, or on such other date prior to November 28, 1997 as may be designated by at least five (5) days' prior notice from the Buyer to the Company, or at such other place, time and date as the parties hereto may mutually agree in writing (hereinafter, the "Closing" or "Closing Date"). Notwithstanding the foregoing, the Assets shall be deemed transferred to Buyer as of November 1, 1997.

     6.2  Deliveries At Closing.
          ---------------------

          (a) Keve and the Company shall deliver to Buyer at the Closing:

                    (i) General warranty bill of sale in the form of Exhibit H duly executed by the Company, conveying title of all the Assets to Buyer, free and clear of any Encumbrance;

                    (ii) Assignment and Assumption Agreement in the form of Exhibit B duly executed by the Company with respect to all Contracts assumed by Buyer pursuant to Section 5.1, together with written consents to the assignments thereof to Buyer in form and substance satisfactory to Buyer where Buyer determines such consents to be required or desirable;

                    (iii) The opinion of counsel to the Company and Keve in the form of Exhibit I;

                    (iv) Certificates of the Company and Keve as described in Sections 10.1 and 10.2;

                    (v) Certificates of legal existence and good standing of the Company, certified as of a recent date by the Secretaries of State or corresponding certifying authorities of the Company's jurisdiction of organization and of each state in which the conduct of its business requires its qualification as a foreign corporation.

                    (vi) Certificates of the vote of the Board of Directors and stockholders of the Company, authorizing, approving and directing the execution, delivery and performance by the Company of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary of the Company;

                    (vii) The Non-Competition and Employment Agreement in the form of Exhibit C duly executed by Keve;

                    (viii) Copies of the Company's certificate or articles of incorporation and bylaws, or the corresponding charter documents, and all amendments thereof to date, certified as of a recent date by the Secretary of State or corresponding certifying authority of its jurisdiction of organization and by the Secretary of the Company;

                    (ix) The Indemnity Escrow Agreement in the form of Exhibit D duly executed by the Company;

                    (x) The Subscription Agreement in the form of Exhibit G duly executed by the Company and Keve;

                    (xi) Landlord/Mortgagee Estoppel Certificates in form acceptable to Buyer with respect to each of the Leased Premises;

                    (xii) Consent to Buyer's use as its corporate name of the name Vermont Telecommunications Network Services, Inc. in form acceptable to Buyer;

                    (xiii) Such other documents, instruments, votes and certificates as the Buyer may reasonably request to carry out and effectuate the purposes and terms of this Agreement and the transactions contemplated hereby.

          (b) The Buyer shall deliver to the Company at the Closing:

                    (i)  The Closing Payment.

                    (ii) The opinion of counsel to the Buyer in the form of Exhibit J.

                    (iii) Certificate of the vote of the Board of Directors of the Buyer authorizing, approving and directing the execution, delivery and performance by the Buyer of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary of the Buyer.

                    (iv) The Notes in the form of Exhibits A-1 and A-2, respectively, duly executed by the Buyer.

                    (v) The Non-Competition and Employment Agreement in the form of Exhibit C duly executed by the Buyer.

                    (vi) The Indemnity Escrow Agreement in the form of Exhibit D duly executed by the Buyer.

                    (vii) The Subscription Agreement in the form of Exhibit G duly executed by View Tech.

                    (viii) The Guaranty in the form of Exhibit F duly executed by View Tech.

                    (ix) The Assumption Agreement in the form of Exhibit K duly executed by the Buyer.

                    (x) The Assignment and Assumption Agreement in the form of Exhibit B duly executed by the Buyer.

                    (xi)  Certificates of the Buyer as described in Sections
11.1 and 11.2.

                    (xii) Certificate of legal existence and good standing of the Buyer, certified as of a recent date by the Secretary of State of Delaware.

                    (xiii) Such other documents, instruments and certificates as the Company may reasonably request to carry out and effectuate the purposes and terms of this Agreement and the transactions contemplated hereby.

     6.3  Further Assurances.  At any time and from time to time after the
          ------------------
Closing Date, at the request of Buyer and without further consideration, the Company and Keve will execute and deliver such other documents, and take such other actions, as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby, and to confirm and assure to Buyer title to the Assets.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                            OF KEVE AND THE COMPANY
                            -----------------------


     Keve and the Company, jointly and severally, hereby represent and warrant to Buyer as follows, except as otherwise set forth on a Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     7.1  Organization and Good Standing of the Company.
          ---------------------------------------------

          The Company is a corporation duly organized, validly existing and in good corporate standing under the laws of the State of Vermont, and has full corporate power and authority to own, lease and operate all Assets used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required.
Schedule 7.1 is a true, correct and complete list of all jurisdictions where the Company has qualified to do business as a foreign corporation. The Company has complied with all filing and other requirements of state and local laws necessary to prevent the Company from becoming subject to penalties, or from being precluded, by reason of its failure to so comply with such requirements, from conducting its business or enforcing its rights under any Contract. The Company has previously delivered to Buyer complete and correct copies of the Company's charter and all amendments thereto to the date hereof (certified by the Secretary of State of Vermont) and its By-Laws, as presently in effect (certified by the Company Clerk/Secretary).

     7.2  Keve's Authority to Execute and Perform Agreements.
          --------------------------------------------------

          Keve has the full legal right and power and all authority and approval required by law to enter into this Agreement, and all other agreements, documents and instruments executed in connection herewith (collectively, the "Related Agreements"), and to perform Keve's obligations hereunder and thereunder. Keve has duly executed and delivered this Agreement and the Related Agreements, and all such agreements are legal, valid and binding obligations of Keve, enforceable against Keve in accordance with their respective terms. On the Closing Date, neither the execution and delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or any of the Related Agreements in accordance with their respective terms and conditions by Keve will conflict with, result in any violation of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Keve, or any breach of any agreement to which Keve is a party or by which Keve is bound.

     7.3  Authority, Approvals and Consents.  The Company has the corporate
          ---------------------------------
power and authority to enter into this Agreement and the Related Agreements and to perform all its obligations contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors and stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize and approve the same. This Agreement and the Related Agreements have been duly executed and delivered by, and constitute valid and binding obligations of, the Company, enforceable against the Company in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies). The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not:

               (i) contravene any provisions of the charter or Bylaws of the Company;

               (ii) after notice or lapse of time or both, conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Contract or, except as set forth in Schedule 7.3, require any consent or waiver of any party to any Contract;

               (iii) result in the creation of any Encumbrance upon any of the Assets;

               (iv) violate or conflict with any law, ordinance, code, rule, regulation, judgment, decree, injunction, order or other requirement of any governmental, administrative or judicial entity applicable to the Company or any of its businesses or properties; or

               (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

     Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority is necessary to be obtained or made to enable the Buyer to continue to conduct the Business and use the Assets after the Closing in the manner which is in all material respects consistent with that in which they are presently conducted by the Company.

     7.4  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 10,000 shares of common stock, $1.00 par value (the "Stock"), of which 75 shares are issued and outstanding as of the date hereof. Keve is the sole record and beneficial owner of all the issued and outstanding shares of Stock. No other shares of capital stock of the Company are, or will be as of the Closing Date, outstanding or held as treasury shares. There are no outstanding Contracts, options, warrants, convertible securities, or other rights to subscribe for or to purchase, or other obligations to issue or grant any rights to acquire, any equity securities of the Company, or to restructure or recapitalize the Company. There are no outstanding Contracts to repurchase, redeem or otherwise acquire any equity securities of the Company. All outstanding equity securities of the Company are duly authorized, validly issued, fully paid and non-assessable and were issued in conformity with applicable laws.

     7.5  Subsidiaries.  There are no Subsidiaries of the Company.
          ------------

     7.6  Financial Statements.  The Company has delivered to Buyer true,
          --------------------
correct and complete copies of:

               (i) the balance sheet of the Company as at December 31, 1995, and the related statements of income and retained earnings and cash flows for the fiscal year ended on such date, together with the notes thereto, in each case compiled by and accompanied by the report of McSoley McCoy & Co., independent certified public accountants;

               (ii) the balance sheet of the Company as at December 31, 1996, and the related statements of income and retained earnings and cash flows for the fiscal year ended on such date, together with the notes thereto, in each case audited by and accompanied by the report of McSoley McCoy & Co.; and

               (iii) the balance sheet (the "Balance Sheet") of the Company as at July 31, 1997 (the "Balance Sheet Date"), and the related statements of income and retained earnings and cash flows for the seven month period ended on such date, together with the notes thereto, in each case audited by and accompanied by the report of McSoley McCoy & Co.; (all the foregoing financial statements in clauses (i), (ii) and (iii) above, including the notes thereto, are referred to herein collectively as the "Financial Statements", all of which are contained in Schedule 7.6).

          The Financial Statements are in accordance with the books and records of the Company, are complete and correct, and fairly present the financial position, results of operations, stockholders' equity and changes in cash flow of the Company as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied (except as otherwise indicated in such statements) during such periods. The statements of income in the Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and records of the Company are complete and correct, and fully and fairly reflect all of the transactions of the Company.

          The Financial Statements reflect reserves which are appropriate and adequate for all material liabilities and anticipated losses. The Company has disclosed to its independent public accountants all material facts relating to the preparation of the Financial Statements, and the Company has delivered to the Buyer complete and correct copies of all audit inquiry responses of counsel for the Company with respect to the Financial Statements.

     7.7  Absence of Material Adverse Change.  Except as set forth in Schedule
          ----------------------------------
7.7, since the Balance Sheet Date (i) there has not been any change in or effect on the Company which is, or with reasonable probability might be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of the Company, and (ii) there has not occurred any condition, development or contingency of any kind existing or in prospect which, to the extent reasonably foreseeable, may be materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of the Company. Without limiting the generality of the foregoing, except as set forth in Schedule 7.7, since the Balance Sheet Date there has not been or occurred:

          (a) any commitment, transaction or other action by the Company, other than in the ordinary course of business and consistent with past practice;

          (b) any damage, destruction, loss or casualty to any Assets, whether or not insured against, amounting to more than $15,000, or that individually or in the aggregate is material to the business and operations of the Company;

          (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or other property) in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of capital stock of the Company, or any split, combination, reclassification or recapitalization of the capital stock of the Company;

          (d) any change in any accounting principles or methods used for financial reporting purposes or election for federal income tax purposes used by the Company;

          (e) any borrowing by the Company except pursuant to any loan agreements disclosed on Schedule 7.10 hereto as in effect on the date hereof, or any increase in indebtedness for borrowing thereunder exceeding $5,000 in the aggregate for the Company;

          (f) any increases in the commission rate, compensation or benefits payable or to become payable to any officer, director, employee, agent, consultant, or advisor of the Company other than routine increases made in the ordinary course of business and consistent with past practices;

          (g) any actual or threatened labor dispute, including, without limitation, any labor union organizing activity, work stoppages, slowdowns or other labor disputes or disturbances, involving the Company, or to the knowledge of Keve, involving any supplier, customer, carrier or other party which has had or could have a material adverse affect on the business and operations of the Company;

          (h) any sale, lease or other disposition of any right, title or interest in or to any Assets (except for the sale or use of inventory in the ordinary course of business) of the Company or any revenues therefrom other than in the ordinary course of business;

          (i) any grant of a security interest in or any pledge, mortgage, or assignment of any of the Assets of the Company;

          (j) any loss or lapse in any rights to the Intellectual Property, or any disposition of, lapse, or disclosure to any person of any trade secret, license, permit, design, formula, process or know-how;

          (k) any change in the charter or bylaws of the Company;

          (l) any waiver by the Company of any right or rights which is material to the business, operations, assets, condition (financial or otherwise) or prospects of the Company; or

          (m) any authorization, approval, agreement or commitment to do any of the foregoing.

     7.8  Title to Assets, Etc.  The Company has good and marketable title to
          --------------------
the assets reflected on the Balance Sheet or acquired in the ordinary course of business since the Balance Sheet Date. None of the Assets is subject to any Encumbrances, except for (a) Encumbrances securing Taxes which are not yet due and payable, or (b) Encumbrances set forth in the notes to the Balance Sheet or on Schedule 7.8. Upon transfer of the Assets to Buyer at Closing as contemplated by this Agreement, Buyer shall acquire good and marketable title thereto, free and clear of all Encumbrances.

          Schedule 7.8 is a true and complete list of all tangible Assets of the Company, including therein a brief description of (i) the present location of such property, (ii) all indebtedness secured by a lien or security interest on such property, and (iii) in the case of any such property which is leased or licensed, the name of the lessor or licensor, the execution and termination dates of the lease or license, and the renewal or purchase options with respect thereto. With respect to any tangible Assets of the Company leased or licensed by the Company as lessee or licensee, all leases, conditional sales contracts, franchises or licenses (collectively, "Equipment Leases") pursuant to which the Company may hold or use (or permit others to hold or use) such tangible Assets are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default, or event which with notice or lapse of time or both would constitute a default. The Company has delivered to the Buyer complete and accurate copies of all Equipment Leases, together with all amendments and extensions thereto.

     7.9  Condition of Tangible Assets.  The tangible Assets are in good
          ----------------------------
operating condition and repair (except for ordinary wear and tear), are sufficient for the operation of the Company's business as presently conducted and are in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect.

     7.10 Contracts and Commitments.  Schedule 7.10 contains a complete and
          -------------------------
accurate list of (i) each Contract which is material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company, and (ii) without regard to materiality, each of the following
Contracts:

          (a) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company;

          (b) any guaranty or other contract of suretyship, direct or indirect, by the Company of any obligation for borrowings or otherwise;

          (c) any Contract made other than in the ordinary course of its business or providing for the grant of any preferential rights to purchase or lease any of its assets;

          (d) any contracts or options (together with all documents delivered in connection therewith) relating to the acquisition by the Company after the date hereof of any operating business or parcel of real estate, and any obligation to make payments of any kind, contingent or otherwise, arising out of, or in connection with, any prior acquisition of the business, assets or stock of other companies;

          (e) any collective bargaining agreement with any labor union;

          (f) any Contract calling for an aggregate purchase price or payments (to or from the Company) in any one year of more than $15,000 in any one case (or in the aggregate in the case of any related series of Contracts or other commitments);

          (g) any Contract to which any Insider is a party;

          (h) any Contract with a term in excess of one year and providing for aggregate remaining payments in excess of $15,000;

          (i) any Contract (including any decrees or judgments) containing noncompetition or other limitations restricting the conduct of the business of the Company or any officers of the Company;

          (j) any Contract involving representation or distribution rights, franchises, licenses, agencies or similar rights;

          (k) any Contract providing for the purchase of all or substantially all of its requirements for a particular product from a supplier;

          (l) any Contract which requires the consent of any third party in connection with the consummation of the transactions contemplated by this Agreement;

          (m) any partnership, joint venture or similar agreement; and

          (n) any Contract involving the leasing of any real or personal property.

          True and complete copies of all written Contracts have heretofore been delivered to Buyer, and the Company has provided Buyer with accurate and complete written summaries of all such Contracts which are unwritten. Neither the Company nor any other party thereto is in breach of or default under any Contract, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Contract or result in the creation of any security interest, lien, encumbrance or claim upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company. There are no unresolved disputes involving the Company under any Contract.

     7.11 Litigation.  Except as set forth in Schedule 7.11, there is no action,
          ----------
order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation pending or threatened or anticipated
(a) against, related to or affecting (i) the Company or any of its Assets or businesses, (ii) any officers or directors of the Company as such, or (iii) any stockholder of the Company in such stockholder's capacity as a stockholder of the Company, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, or (c) in which the Company is a plaintiff, including any derivative suits brought by or on behalf of the Company. The Company is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company.

     7.12 Labor Matters.  There is not now, nor has there been at any time
          -------------
during the past twenty-four months, any material labor dispute, controversy or problem involving the Company and any of its employees. The Company has complied with all, and is not in violation of any, federal, state or local laws, rules or regulations respecting employment or employment practices, including, without limitation, Title VII of the Federal Civil Rights Act dealing with employment discrimination, the Federal Fair Labor Standards Act, federal and state income tax laws, unemployment and social security withholding laws, the Age Discrimination in Employment Act and occupational health and safety laws. The Company is not liable for any unpaid wages, bonuses or commissions, or for any tax, penalty, assessment or forfeiture for failure to comply with any employer/employee matter, except as reflected in the Balance Sheet, or incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practices and for which adequate provision has been made. Except as set forth in Schedule 7.12, there are no pending or threatened labor or employment claims relating to salaries, wage payments, commissions, overtime pay, holiday pay, vacation time and pay, severance pay, raises, bonuses, sickness and accident benefits, leaves of absence, grievances under any union contracts, unfair labor practice charges before the National Labor Relations Board, worker's compensation, disability, unemployment insurance, breach of employment contracts (whether sounding in contact or tort), wrongful discharge, FICA, safety and health, employment discrimination, including, without limitation, claims before the Equal Employment Opportunity Commission, Office of Federal Contract Compliance Programs, the Department of Labor, or any state, local or other agencies or authorities. Except as set forth in Schedule 7.12, the Company is not a party to or bound by any collective bargaining agreement and there have been no attempts to organize the employees of the Company by any union or similar association, or discussions with any union or similar association with respect to any collective bargaining agreement of any type during the preceding twenty-four months, and no labor grievance has been filed within the past twenty-four months. There is no arbitration proceeding pending or threatened under any collective bargaining agreement.

     7.13 Absence of Undisclosed Liabilities.  The Company has no liabilities or
          ----------------------------------
obligations (absolute, accrued, contingent or otherwise) except (a) liabilities which are reflected and reserved against on the Balance Sheet, (b) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, and properly reflected on the books of the Company, or (c) otherwise described in Schedule 7.13.

     7.14 Compliance With Laws.  The Company and the conduct of its business
          --------------------
have not violated and are in compliance with all laws (including without limitation Environmental Laws), statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority relating to the business or operations of the Company, except where the violation or failure to comply, individually or in the aggregate, would not have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Company. The Company and the conduct of its business are in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, OSHA and all other foreign, federal, state, and local governmental and regulatory requirements, except where any nonconformity, individually or in the aggregate, would not have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Company. Neither Keve nor the Company has received any notice to the effect that, or otherwise been advised that, the Company is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and Keve and the Company have no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing which failure or violation could, in any one case or in the aggregate, have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Company.

     7.15 Intellectual Property.  The Company owns or has valid, binding and
          ---------------------
enforceable rights to use all Intellectual Property, without any conflict of the rights of others. "Intellectual Property" shall mean all patents, trademarks, copyrights and service marks (and all applications for each of the foregoing), and all inventions, formulas, processes, procedures, trade secrets, trade names and proprietary information and all licenses, contracts and other rights in respect of any of the forgoing, used or held for use in connection with the business of the Company. Schedule 7.15 contains a complete and accurate list of all such Intellectual Property, and any licenses or other agreements relating thereto, including a brief description of all such Intellectual Property which has been duly registered with, or for which a patent, copyright, trademark or service mark has been issued by, or for which an application for a patent or registration has been filed with, any federal, state, local or foreign governmental agency, including, without limitation, the United State Patent and Trademark Office and the United States Register of Copyrights or the corresponding offices of other countries identified on said Schedule. Except as set forth on Schedule 7.15, no royalty or other payments are due from the Company to any party in connection with any Intellectual Property. Except as set forth on Schedule 7.15, the Company is the sole and exclusive owner of and has sole and exclusive right to use all Intellectual Property, in each case free and clear of any Encumbrance and subject to no interference or other contest proceeding. The conduct of the business of the Company does not infringe upon or violate any patents, trademarks, service marks, trade name rights, copyrights or other proprietary rights of others. Neither Keve nor the Company has received any notice from any other person pertaining to or challenging the right of the Company to use any Intellectual Property.

     7.16 Benefit Plans.
          -------------

          (a) Schedule 7.16 lists all Benefit Plans of the Company. All of such Benefit Plans have been operated in material compliance with their terms, and comply in all material respects with ERISA, the Code, and such other statutes, laws, ordinances, codes, rules and regulations, as applicable. The Company has made all contributions which it was required to make for each Benefit Plan under the terms of such plan and applicable law, and all benefit payments due and payable to plan participants under each Benefit Plan have been made or are being appropriately processed.

          (b) True, complete and accurate copies of the documents setting forth the terms of each Benefit Plan listed in Schedule 7.16, including, without limitation, plans, agreements, amendments, trusts and all related contracts and other agreements have been delivered to Buyer.

     7.17 Transactions with Certain Persons.  Except as set forth in Schedule
          ---------------------------------
7.17, neither Keve nor any officer, director or employee of the Company nor any member of any such person's immediate family is presently, or within the past two years has been, a party to any transaction with the Company relating to the Company's business, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

     7.18 Tax Matters.
          -----------

          (a) Filing of Tax Returns.  Keve and the Company have timely filed
              ---------------------
with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. The Company has delivered to Buyer complete and accurate copies of the Company's federal, state and local tax returns for the past three years.

          (b) Payment of Taxes.  All Taxes, in respect of periods beginning
              ----------------
before the Closing Date, have been timely paid, or will be timely paid by Keve and the Company, and the Company does not have any material liability for Taxes in excess of the amounts so paid, except for Taxes which might arise in connection with the purchase and sale of the Assets pursuant to this Agreement.

          (c) Audits, Investigations or Claims.  Except as set forth in Schedule
              --------------------------------
7.18, there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that might result in liability for Taxes. Audits of federal, state, and local returns for Taxes by the relevant taxing authorities have been completed for each period set forth in Schedule 7.18 and, except as set forth in Schedule 7.18, neither Keve nor the Company has been notified that any taxing authority intends to audit a return for any period.

          (d) "S" Corporation.  The Company made a valid election effective as
              ---------------
of April 1, 1990 to be treated as an "S" corporation within the meaning of
Section 1361 of the Code for federal, state and local Tax purposes. Such election has been in full force and effect for its taxable years ending on December 31 and shall remain in full force and effect through the taxable year of the Company ending on the day immediately preceding the Closing Date.

          Beginning with the Company's taxable year ending on December 31, 1990, Keve and the Company have filed all federal, state and local income Tax returns reporting income and operations of the Company based on the status of the Company as an "S" corporation within the meaning of Section 1361 of the Code.
No federal, state, local or foreign income taxes will be payable by the Company with respect to the taxable year of the Company beginning on January 1, 1997 and ending on the day immediately preceding the Closing Date. The Company is not a party to any Tax sharing agreement, Tax indemnity or similar arrangement with any other party. The Company is not a party to any agreement, Contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

     7.19 Severance Arrangements.  The Company has not entered into any
          ----------------------
severance or similar arrangement in respect of any present or former officer, director, employee or agent of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to such person following termination of employment or engagement.

     7.20 Insurance.  Schedule 7.20 sets forth a true and complete list and
          ---------
brief description (specifying the insurer and the policy number or covering note number with respect to binders, and describing each pending claim or litigation thereunder of over $5,000) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, title, "key man" life insurance and other insurance held by or on behalf of the Company. Such policies and binders are duly in force, are adequate and customary for the business engaged in by the Company, and provide sufficient insurance coverage to fully protect, indemnify and reimburse the Company for, from and against all loss or damage for the types of matters for which such policies and binders provide coverage. True and complete copies of such policies and binders have been delivered by the Company to Buyer. The Company is not in default with respect to any provisions contained in any such policy or binder, has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, has not received notice of cancellation or non-renewal of any such policy or binder, is not aware of any threatened or proposed cancellation or non-renewal, has not received notice of any insurance premiums which will be materially increased in the future, and is not aware of any insurance premiums which will be materially increased in the future. Such policies and binders are with financially sound and reputable insurers duly qualified to do business in those states or other locations where their services are to be performed in connection with the coverage of the Company. Except as expressly identified on Schedule 7.20, there are no outstanding claims or litigation under any such policy or as to which the insurer has disclaimed liability, agreed to defend under a "reservation of rights," or notified the Company that its liability in connection with such claim could exceed the applicable insurance coverage.

     7.21 Accounts Receivable.  All accounts and notes receivable of the Company
          -------------------
reflected on the Balance Sheet, and the accounts and notes receivable of the Company existing on the Closing Date, (a) have arisen, or will have arisen as of the Closing, from bona fide transactions in the ordinary course of business; (b) are and will be at the Closing valid, binding and enforceable obligations; (c) except to the extent of the reserve for bad debts reflected on the Balance Sheet (which reserve is appropriate, reasonable and adequate) or on the books of the Company as of the Closing Date, are collectible and will be collected in the ordinary and usual course of business in the recorded amounts thereof in accordance with their terms, without offset, allowance, credit, refund or similar diminution or discount, and without resorting to litigation or extraordinary collection activity; and (d) are owned, and will be owned at the Closing, by the Company, free and clear of all Encumbrances.

     7.22 Inventory.  All inventories of the Company reflected on the Balance
          ---------
Sheet or existing at the Closing are and will be at the Closing of a quality and quantity usable or salable in the ordinary course of business of the Company. All inventory items shown on the Balance Sheet and existing at the Closing are and will be valued at the lower of cost or market. The values of the inventories stated in the Balance Sheet reflect the normal inventory valuation policies of the Company, and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for inventory are not in excess of normal requirements and none are at prices materially in excess of current market prices. All inventory items reflected on the Balance Sheet, and all inventory items of the Company existing on the Closing Date are, and will be, adequate and sufficient to satisfy actual sales commitments as of the date of the Balance Sheet and reasonably anticipated sales as of the Closing Date. Except as set forth in
Schedule 7.22, none of the inventory now held by the Company is on consignment.

     7.23 Real Estate.  The Company does not own any real property.  Schedule
          -----------
7.23 sets forth a true and complete list and description of all real property leased to or used by the Company as tenant, subtenant, or licensee, or subleased by the Company as sublandlord (the "Leased Premises"), including (i) the location of such property, (ii) the name of the lessor or licensor and all sublesees (if any), (iii) the execution and termination dates of the lease or license, and (iv) the renewal date and purchase options with respect thereto. Each lease, license and sublease (the "Real Estate Leases") covering a Leased Premise is valid and in full force and effect, conveys the leased real estate purported to be conveyed thereunder, is enforceable by the Company as tenant, licensee, sublandlord or subtenant in accordance with its terms, and there is not under any of such instruments any existing default or event of default (or event which with notice or lapse of time or both would constitute a default). If consent of the lessor or any mortgagee is required or deemed necessary by Buyer in connection with any Real Estate Lease, such consent, in form and substance satisfactory to Buyer, will be obtained prior to the Closing Date (such consents in the case of mortgagees to include non-disturbance agreements if requested by Buyer). The Company has delivered to Buyer complete and accurate copies of all Real Estate Leases, together with all amendments and extensions thereto.

          There are no encroachments from any of the Leased Premises onto adjoining real property, and there are no encroachments from any adjoining real property onto any of the Leased Premises. Each structure located on the Leased Premises is structurally sound, well maintained, in good condition and repair and adequate for the uses to which it is presently being put. The Leased Premises, including all structures, improvements and fixtures thereon and the current uses thereof, conform to any and all applicable reclamation, zoning, land use, subdivision, wetlands, building, health, environmental and safety laws, rules and regulations and, except as set forth in Schedule 7.23, no notice from any governmental body or other person has been served upon, or received by, the Company or Keve claiming any violation of any such law, rule or regulation or requiring any work, repairs, reclamation, construction, alterations or installation on or in connection with such Leased Premises, or that any right of access or other right enjoyed by the Company in connection therewith is being modified or terminated.

          There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Premises, or lawsuits by adjoining landowners or others arising out of or in connection with the Leased Premises, or the use or operation thereof, nor, to the knowledge of Keve or the Company, is any such lawsuit contemplated by any person, nor is any condemnation or assessment contemplated by any governmental authority.

     All certificates, permits and licenses necessary for the lawful occupancy and use of all Leased Premises have been issued and are in full force and effect, and are listed on Schedule 7.23. All Leased Premises have unrestricted access to public ways, adequate and sufficient parking for motor vehicles, and adequate and sufficient utilities and utility services and HVAC, electrical, plumbing, sewage and other facilities for the present and contemplated uses thereof, all of which are in good operating order, repair and condition.

     7.24 Compliance With Environmental Laws.  Each of the Leased Premises has
          ----------------------------------
been maintained in compliance with all applicable federal, state and local laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions and agency guidelines, which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, handling or disposal of hazardous, toxic or otherwise dangerous substances, wastes or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees, or (ii) impose liability with respect to any of the foregoing, including without limitation the Federal Water Pollution Control Act (33 U.S.C.
(S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et
         -- ---                                                             --
seq.), Safe Drinking Water Act (21 U.S.C. (S) 349, 42 U.S.C. (S) 201, 300f),
---
Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42
                                                 -- ---
U.S.C. (S) 7401 et seq.), Comprehensive Environmental Response, Compensation and
                -- ---
Liability Act (42 U.S.C. (S) 9601 et seq.), or any other federal, state or local
                                  -- ---
law of similar effect, each as amended ("Environmental Laws").

     7.25 Suppliers and Customers.  The customer list of the Company, a true and
          -----------------------
correct copy of which has been delivered to Buyer, contains the names of those persons, companies and organizations who are or have been customers of the Company since January 1, 1996. This customer list has not been sold, leased, licensed or otherwise disclosed, either in whole or in part, to any person or entity not a party to this Agreement (other than to employees of the Company who require access thereto). No person, concern or entity has any interest in or right to use the customer list or any information contained therein. Except as set forth on Schedule 7.25, no "material supplier or customer" (which for the purposes hereof shall mean any supplier or customer who, in the case of a supplier, sold or furnished goods or services to the Company during either of the last two fiscal years in excess of $15,000, and in the case of a customer purchased goods or services from the Company (or the Company's principal if the Company acts as agent) during either of the last two fiscal years in excess of $15,000) of the Company has canceled or otherwise terminated, or made any written threat to the Company, to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated herein, its relationship with the Company (or its principal) or has at any time on or after January 1, 1996, in the case of any material supplier decreased materially its services or supplies to the Company and, in the case of any material customer decreased materially its usage of the services or products of the Company (or its principal), or made any claim that any item sold or marketed by the Company failed to meet any specification with respect thereto or were otherwise defective. Except as set forth on Schedule 7.25, the Company has no knowledge that any such material supplier or customer intends to modify, cancel or otherwise terminate its relationship with the Company (or its principal) or in the case of any material supplier intends to decrease materially its services or supplies to the Company, or in the case of any material customer intends to decrease materially its usage of services or products of the Company (or its principal). The relationships of the Company with its suppliers and customers are satisfactory in all material respects.

     7.26 Directors, Officers, Employees and Sales Agents.
          -----------------------------------------------

     Schedule 7.26 hereto is a true and complete list of the names of all directors, officers, employees, and non-employee sales agents of the Company, together with the titles or positions of each, and their respective length of service and base salary and other forms of compensation. Except as set forth in
Schedule 7.26, no such director, officer, employee or agent has any direct or indirect interest in any property, real, personal, or mixed, tangible or intangible, used in or pertaining to the business of the Company. To the knowledge of Keve and the Company, no employee or agent plans to terminate his engagement or employment in connection with the transactions contemplated hereunder.

     7.27 Brokers.  Neither Keve nor the Company nor any of their respective
          -------
officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     7.28 Material Misstatements Or Omissions.  No representation or warranty by
          -----------------------------------
Keve or the Company in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                                  ARTICLE VIII
                                  ------------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to the Company and Keve as follows:

     8.1  Incorporation of Buyer.  Buyer is a corporation duly organized,
          ----------------------
validly existing and in good corporate standing under the laws of the State of Delaware.

     8.2  Power; Authorization; Consents.  Buyer has the corporate power and
          ------------------------------
authority to enter into this Agreement and the Related Agreements and to perform all its obligations contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize and approve the same. This Agreement and the Related Agreements have been duly executed and delivered by, and constitute valid and binding obligations of, the Buyer, enforceable against Buyer in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies). The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not:

               (i) contravene any provisions of the charter or By-Laws of the Buyer;

               (ii) violate or conflict with any law, ordinance, code, rule, regulation, judgment, decree, injunction, order or other requirement of any governmental, administrative or judicial entity applicable to Buyer or any of its businesses or properties; or

               (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

     8.3  Brokers.  Neither Buyer, nor any director, officer or employee
          -------
thereof, has employed or otherwise engaged the services of any broker or finder which will result in the obligation of the Company or Keve to pay any broker's, finder's or similar fees, commissions or expenses, in each case in connection with this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE IX

                  COVENANTS OF KEVE, THE COMPANY AND THE BUYER
                  --------------------------------------------

     The Company, Keve and the Buyer hereby covenant and agree as follows:

     9.1  Access.  Between the date hereof and the Closing Date, Keve and the
          ------
Company will: (i) provide, to the officers and other authorized representatives of Buyer, full access, during normal business hours, to any and all premises, properties, files, books, records, documents and other information of the Company; (ii) furnish to Buyer and its authorized representatives from time to time upon request any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Company; and
(iii) make available for inspection and copying by Buyer and its authorized representatives true and complete copies of any documents relating to the foregoing. Without limiting any of the foregoing, the Company hereby grants to Buyer, its agents and duly authorized representatives, the right to come onto all Leased Premises for purposes of conducting whatever engineering, environmental and other tests, surveys, and inspections which Buyer deems necessary to evaluate such sites.

     9.2  Conduct of Business Prior to the Closing.  The Company and Keve agree
          ----------------------------------------
that, during the period from the date hereof to the Closing, the business and operations of the Company shall be conducted only in the ordinary course of business and consistent with past practice, no change shall be made in the charter or By-Laws, as amended, of the Company and, without limiting the generality of the foregoing, the Company shall not directly or indirectly:

          (a) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of the Company's capital stock, or purchase, redeem or otherwise acquire any shares of the Company's capital stock;

          (b) make any capital expenditures (including, without limitation, expenditures for additions to plant, property and equipment) or appropriations or commitments with respect thereto in excess of $10,000 in the aggregate;

          (c) create, incur or assume any indebtedness for money borrowed (including, without limitation, obligations in respect of capital leases) other than indebtedness under revolving credit agreements to which the Company was a party as of the Balance Sheet Date (and which have not been amended since such date) in an aggregate amount not in excess of (A) the amount of any reductions in such indebtedness made after the date hereof plus (B) up to $5,000 of borrowings made after the date hereof in the ordinary course of business and consistent with past practice under such revolving credit agreements;

          (d) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise, whether due or to become due) which involve payments or commitments to make payments exceeding $10,000 in the aggregate, other than (i) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, (ii) the payment or discharge of obligations as contemplated by this Agreement and
     (iii) scheduled repayments of current portions of and interest on long-term indebtedness;

          (e) assume, endorse, guaranty or otherwise become liable or responsible for (whether directly, contingently or otherwise) any indebtedness for money borrowed or any other obligation of any other person or entity; provided, however that the Company may endorse negotiable
                --------  -------
     instruments in the ordinary course of business and consistent with past practices;

          (f) enter into any transaction or series of related transactions involving total payments to or by the Company of, or involving the acquisition or disposition by the Company of property, assets or rights having a value of, at least $10,000 in the aggregate, except for acquisitions and sales of inventory in the ordinary course of business;

          (g) approve or put into effect any increase in any compensation or benefits payable to any employee of the Company, grant to any executive officer or other key employee any increase in compensation, remuneration or benefits of any nature whatsoever, pay any bonus or other special compensation to any executive officer or other key employee (otherwise than pursuant to policies or agreements of the Company in effect on the date hereof that are described in the Disclosure Schedule), or adopt or amend in any material respect any Benefit Plan;

          (h) materially change the accounting methods, principles or practices employed by the Company, except as required by generally accepted accounting principles;

          (i) enter into, approve or amend in any respect any Contract to which an Insider is, directly or indirectly, a party; or

          (j) make any change in the key management structure of the Company with respect to its business, including without limitation the hiring of additional officers or the termination of existing officers.

The Company will use its best efforts to preserve its business organization intact, to keep available to itself the present services of its executive officers and other key employees; and to preserve for itself the goodwill of its clients, customers and others with whom business relationships exist; provided,
                                                                      --------
however, that nothing shall permit the Company to make or agree to make any
-------
increase in compensation, or take any other action with respect to employees, vendors or customers, which is inconsistent with present policies and practices of the Company or with any other provisions of this Agreement.

     9.3  Insurance.  The Company shall maintain in full force and effect,
          ---------
through the Closing Date, the insurance listed in Schedule 7.20.

     9.4  Public Statements and Press Releases. The parties hereto covenant and
          ------------------------------------
agree that, except as provided for hereinbelow, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements,
--------  -------
acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement.

     9.5  No Solicitation.  Keve and the Company shall not, and shall cause each
          ---------------
of their respective directors, officers, employees, agents and representatives (including without limitation investment bankers, attorneys and accountants) not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to (other than to refuse to discuss) any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its representatives, concerning any sale of any shares of capital stock of the Company or substantially all of the Company's assets, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Keve and the Company shall notify Buyer promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect to a Proposed Acquisition Transaction is made and shall provide Buyer with a copy and details of such offer.

     9.6  Notification of Certain Matters.  Between the date hereof and the
          -------------------------------
Closing, the Company will give prompt notice in writing to Buyer of: (i) any information that indicates that any representation and warranty contained herein was not true and correct as of the date hereof or at any time subsequent hereto based on the state of facts then existing, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article X hereof, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Contract. The Company will (x) promptly advise Buyer of any event that has, or could in the future have, a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Company, (y) confer on a regular and frequent basis with one or more designated representatives of Buyer to report operational matters and to report the general status of ongoing operations, and (z) notify Buyer of any emergency or other change in the normal course of business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of the Company, and will keep Buyer fully informed of such events and permit Buyer's representatives access to all materials prepared in connection therewith. The Company shall give prompt notice to

Buyer of any notice or other communication from any third person asserting any right, title or interest in any of the Assets (including, without limitation, any threat to commence, or notice of the commencement of, any action or other proceeding with respect to the Assets) or the occurrence of any other event of which the Company or Keve has knowledge which will result, or has a reasonable prospect of resulting, in any failure to consummate the sale of the Assets as contemplated hereby.

     9.7  Filings; Consents.  Subject to the terms and conditions hereof, the
          -----------------
Company shall obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required for (i) the consummation of the transactions contemplated by this Agreement, (ii) the ownership or leasing and operating after the Closing by the Buyer of the Assets and (iii) the conduct after the Closing by the Buyer of the Business as conducted by the Company on the date hereof. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, lease, license, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way materially adversely affect the rights of Buyer thereunder.

     9.8  Confidentiality.  Each party shall hold in confidence (unless
          ---------------
compelled to disclose by judicial or administrative process or, in the opinion of its respective counsel, by other requirements of law) all Confidential Information of the other and will not disclose the same to any third party except and then only to the extent in connection with and reasonably necessary (and will be used solely) to obtain financing or to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of such party. If this Agreement is terminated under Article XII, each party will promptly return to the other upon request of such other party, all Confidential Information furnished by such other party, including all copies and summaries thereof, and the provisions of this Section shall continue in full force and effect until the second anniversary of such termination date. If this Agreement is not terminated, the provisions of this Section shall terminate with respect to the Buyer at the Closing.

                                   ARTICLE X

                  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                  -------------------------------------------

     The obligations of Buyer required to be performed by it at the Closing and thereafter as contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived in writing by Buyer, except as otherwise may be required by applicable law:

     10.1 Representations and Warranties at Closing.  Each of the
          -----------------------------------------
representations and warranties of Keve and the Company contained in this Agreement shall be true and correct as of the date hereof, and shall be deemed to have been made again at and as of the Closing and shall, with respect to the state of facts then existing, be true and correct as if originally made on the Closing Date. There shall have been no changes to the information set forth in any Schedule contained in the Disclosure Schedule, except for changes arising from events occurring in the ordinary course of business after the date hereof consistent with the provisions of Section 9.2 of this Agreement, none of which shall have a materially adverse effect on the properties, assets, operations, condition (financial or otherwise) or prospects of the Company. On the Closing Date, the Company and Keve shall execute and deliver a certificate to Buyer certifying to the validity of the foregoing, which certificate shall set forth any changes to any Schedule contained in the Disclosure Schedules necessary to make same true, accurate, and complete as of the Closing Date.

     10.2 Performance of Obligations.  All obligations of the Company and Keve
          --------------------------
to be performed on or before the Closing, including, without limitation, the taking of all requisite corporate actions to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby shall have been duly satisfied, performed, taken, and complied with. On the Closing Date, Buyer shall have received a certificate of the Company and Keve attesting to the foregoing.

     10.3 Compliance with Regulatory Matters.  All notices to, declarations,
          ----------------------------------
filings, registrations, consents, permits, authorizations, waivers and approvals from federal, state, county or local government or any other governmental, regulatory or administrative agency or authority required to consummate the transactions contemplated by this Agreement shall have been made, received, or otherwise obtained.

     10.4 Absence Of Litigation and Interference.  Without limiting the scope of
          --------------------------------------
any representation or warranty of the Company or Keve under this Agreement, no order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby or would impose any material limitation on the ability of Buyer to exercise full rights of ownership of the Assets or operation of the business of the Company. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending or threatened and no investigation by any governmental or regulatory entity shall have been commenced seeking to restrain or prohibit (or which challenges the validity or legality of) the consummation of this Agreement or the transactions contemplated hereby or seeking damages or equitable relief in connection therewith.

     10.5 Due Diligence Review.  Buyer shall have completed its due diligence
          --------------------
with respect to the Company's books and records, Financial Statements, customers, clients, suppliers and other records, accounts and matters pertaining to the Company's business and the results thereof are satisfactory to Buyer in its sole discretion.

     10.6 Financing.  The Buyer shall have obtained financing sufficient for the
          ---------
purchase of the Assets and payment of related expenses, on terms and conditions satisfactory to the Buyer in its sole discretion.

     10.7 Third Party Consents.  All consents, waivers, licenses, variances,
          --------------------
exemptions, permits, approvals, franchises and authorizations from parties to any Contracts and other agreements (including any amendments and modifications thereto) with the Company which may be required in connection with the performance by the Company of its obligations under this Agreement or to assure such Contracts and other agreements continue in full force and effect after the Closing (without any breach by the Company and without giving any party thereto the right to terminate or modify the terms thereof), including without limitation, the consent of Nynex.

     10.8 Accountant's Consent. The Company's accountants shall agree in
          --------------------
writing, in form and substance satisfactory to Buyer, to (i) furnish from time to time as requested by Buyer, such accountant's written consent to the inclusion of the Company's financial statements and reports prepared by such accountants in View Tech's filings and reports as may be required by federal and state securities laws, and the rules and regulations thereunder, including without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and

(ii) cooperate with View Tech's accountants, at the Company's expense, in the preparation and filing of any reports and financial statements as may be required by such laws and regulations.

     10.9 Minimum Closing Cash Balance.  The Assets transferred to Buyer at
          ----------------------------
Closing shall include, without limitation, at least $50,000 in cash.

     10.10 Certificates.  The Company and Keve shall have furnished to Buyer
           ------------
such certificates of officers of the Company and others as Buyer may reasonably request to evidence compliance with the foregoing conditions precedent set forth in this Article X.

                                   ARTICLE XI

          CONDITIONS PRECEDENT TO THE COMPANY'S AND KEVE'S OBLIGATIONS
          ------------------------------------------------------------

     The obligations of the Company and Keve required to be performed by them at the Closing and thereafter as contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived in writing by the Company, except as otherwise may be required by applicable law:

     11.1 Representations and Warranties at Closing.  All of the representations
          -----------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct as of the date hereof, and shall be deemed to have been made again at and as of the Closing and shall, with respect to the state of facts then existing, be true and correct as if originally made on the Closing Date. On the Closing Date, Buyer shall execute and deliver a certificate to the Company certifying to the validity of the foregoing.

     11.2 Performance of Obligations.  All obligations of the Buyer to be
          --------------------------
performed on or before the Closing, including, without limitation, the taking of all requisite corporate actions to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby shall have been duly performed, taken, and complied with in all material respects. On the Closing Date, Buyer shall execute and deliver a certificate to the Company certifying to the validity of the foregoing.

     11.3 Absence of Litigation and Interference.  No order, stay, injunction or
          --------------------------------------
decree of any court of competent jurisdiction in the United States shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending or threatened and no investigation by any governmental or regulatory entity shall have been commenced seeking to restrain or prohibit (or which challenges the validity or legality of) the consummation of this Agreement or the transactions contemplated hereby or seeking material damages or equitable relief in connection therewith.

     11.4 Certificates.  Buyer shall have furnished the Company such
          ------------
certificates of its officers as the Company may reasonably request to evidence compliance with the foregoing conditions precedent set forth in this Article XI.

                                  ARTICLE XII

                                  TERMINATION
                                  -----------

     Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time on or prior to the Closing Date:

     12.1 Consent.  By mutual written consent of Buyer and the Company;
          -------

     12.2 Date.  By Buyer or the Company if the Closing shall not have occurred
          ----
on or prior to November 28, 1997 or on such other date mutually agreed to by Buyer and the Company; provided, however, that this provision shall not be
                       --------  -------
available to Buyer if the Company has the right to terminate this Agreement under Section 12.4, and this provision shall not be available to the Company if Buyer has the right to terminate this Agreement under Section 12.3;

     12.3 By Buyer.  By Buyer, at its option, if there is a material breach of
          --------
any representation or warranty set forth herein or any covenant or agreement to be complied with or performed by Keve or the Company pursuant to the terms of this Agreement or the material failure of a condition set forth in Article X to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article X to be satisfied on or prior to the Closing Date; or

     12.4 By Company.  By the Company, at its option, if there is a material
          ----------
breach of any representation or warranty set forth herein or any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article XI to be satisfied (and such condition is not waived in writing by the Company) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article XI to be satisfied on or prior to the Closing Date.

     12.5 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as permitted by this Article XII, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that (a) each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and (b) the confidentiality provisions of this Agreement shall continue in full force and effect.

                                  ARTICLE XIII

                              POST CLOSING MATTERS
                              --------------------

     13.1 Accounts Receivable of Company.
          ------------------------------

          (a) If any accounts or notes receivable due Company in existence as of the Closing Date and reflected on the definitive Statement of Net Worth remain unpaid and uncollected 120 days following the Closing, Keve and Company, jointly and severally, shall pay to Buyer, at the time specified below, the amount of such uncollected receivables.

          (b) Within 150 days of Closing, Buyer shall prepare and deliver to Company a statement of amounts, if any, due and payable pursuant to this Section 13.1.

          (c) If the amount of any payment shown as due on Buyer's statement pursuant to this Section is disputed by Keve or Company within five days following delivery of such statement to the Company, the parties shall attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within 20 days following the date on which Keve or Company raises a timely objection with respect thereto, the dispute shall be resolved in the same manner as applies to a dispute governed by Section 4.3. Any payment pursuant to this Section 13.1(c) shall be payable upon resolution of such dispute in accordance with Section 4.3. If no objection is raised in a timely manner, or if a dispute is resolved prior to such 20th day, payment shall be due and payable on the thirtieth day following delivery of the statement pursuant to
Section 13.1(b).

          (d) Buyer shall cause any receivables respecting which Keve and Company have paid Buyer under this Section 13.1 to be assigned, at Company's sole expense, to Company. Any proceeds received thereafter with respect to such assigned receivables shall be the property of Company and, if received by Buyer, shall be paid to Company.

          (e) Proceeds received from an account debtor of an account or note receivable shall be applied to payment of such receivable by specific order or invoice basis, as directed by such debtor. Prior to their assignment to Company, Buyer shall use reasonable efforts to collect, in accordance with their terms, all accounts and notes receivable subject to this Section, it being understood, however, that Buyer shall have no obligation to commence litigation or take any other extraordinary measures in connection with the collection of such receivables. In connection therewith, Company hereby grants to Buyer an irrevocable power of attorney, which shall be coupled with an interest, to collect and deposit payments made with respect to receivables transferred hereby, and to endorse on Company's behalf any checks received in connection therewith. In addition, the Company shall promptly forward to the Buyer all payments of such receivables received by the Company, prior to the assignment thereof under Section 13.1(d).

     13.2 Provisions Relating to Employees.
          --------------------------------

          (a) Employees of Company who are employed in the Business on the Closing Date shall be terminated by Company as its employees as of the Closing. Except as otherwise provided in Schedule 13.2, Buyer shall offer to employ each such person as an "employee-at-will" on the first business day following the Closing; provided, however, that this Section 13.2(a) shall not create any obligation on the part of Buyer to continue the employment of any such employee thereafter for any period or to provide any benefits or pay any salaries comparable to those previously provided or paid by Company, and any assumption by Buyer at Closing of Company's existing insurance plans offered for the benefit of its employees shall not be deemed to be an undertaking by Buyer to continue to offer all or any of such plans or benefits to any such employee.

          (b) Except as expressly set forth in this Agreement, Buyer is not assuming, nor shall Buyer be responsible for any liability or obligation whatsoever under, any Benefit Plan with respect to any present or former Company employee, whether or not such present or former employee is hired by Buyer pursuant to Section 13.2.

     13.3 Covenant Not to Compete.  In order to induce Buyer to purchase the
          -----------------------
Assets pursuant to this Agreement, the Company agrees to the following restrictive covenants and agreements, which covenants are not severable from the purchase and sale of the Assets hereunder and which are included to protect the value of the Assets and to insure to Buyer the benefit of the full value thereof. Accordingly, the Company agrees that it will not, at any time for a period commencing on the Closing Date and expiring on the third anniversary of the date Keve's employment with the Buyer is terminated, compete, directly or indirectly, with the Buyer in the business presently conducted by the Company which is being acquired by the Buyer pursuant to this Agreement, anywhere in the states of Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. For purposes hereof, the Company shall be deemed to be in violation hereof if it lends money, guarantees or endorses obligations or otherwise lends credit to a person, firm or entity of a type which it is prohibited from owning directly. The Company acknowledges and agrees that the remedy at law for any breach or threat of breach of the foregoing agreements by it will be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any rights or remedies available to it for any breach or threat of breach hereof. The foregoing covenants shall be deemed to be severable and if the same be held invalid by reason of length of time or area covered, or both, the Company agrees that such length of time or area covered, or either of them, shall be reduced to the extent necessary to cure such invalidity and the provisions hereof shall be enforceable to the fullest extent permitted by law.

     13.4 Change in Name.  Promptly after the Closing, the Company and Keve
          --------------
shall take all steps necessary or appropriate to change the name of the Company to a new name not including the words Vermont Telecommunications Network Services or any combination thereof and not in any other way bearing any resemblance to the present name of the Company.

     13.5 Transitional Activities.
          -----------------------

          (a) Promptly after the Closing and at the request of Buyer, the Company shall mail notices, in forms approved by Buyer in advance, to customers, clients and specified suppliers of the Company, advising them of the sale of the Business and of the continuation of the Business by the Buyer.

          (b) Keve and the Company shall take all other actions reasonably requested by Buyer to assist in the prompt and orderly transition of the Business to the Buyer.

                                  ARTICLE XIV

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     14.1 Survival.  All representations and warranties of the Company, Keve and
          --------
the Buyer contained in this Agreement, or in any Schedule or certificate delivered pursuant hereto, shall survive for two years following the Closing (except for those provisions hereof which by their terms expressly survive for a longer period) and shall not be affected in any respect by any investigation conducted by any party hereto and any information which any party may now or hereinafter receive; provided, however, that (a) to the extent any breach of a
                     --------  -------
representation or warranty involves Taxes or Environmental Laws, such representation and warranty and any related indemnity obligation shall survive until the expiration of the applicable statute of limitations relating to such Taxes or Environmental Laws, (b) to the extent any breach of a representation or warranty involves title to the Assets, such representation and warranty and any related indemnity obligation shall survive forever, and (c) such representations and warranties and the liability of any of the Company, Keve or Buyer with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to such second anniversary or such expiration of the applicable statute of limitations.

     14.2 Indemnification.  The parties shall indemnify each other as set forth
          ---------------
below:

          (a) From and after the Closing Date, the Company and Keve, jointly and severally, shall (i) indemnify and hold harmless the Buyer and its directors, officers, employees, advisors and representatives from and against any and all losses, damages, liabilities and claims arising out of, based upon or resulting from (1) any breach of any representation, warranty, covenant, or other agreement of the Company or Keve which is contained in or made pursuant to this Agreement or any Related Agreement, (2) any breach by the Company or Keve of any of their respective obligations contemplated to be performed pursuant to this Agreement or any Related Agreement, (3) any breach by, or default of, the Company under any Contract, (4) any liability or obligation incurred by Buyer as a result of the failure of the Company to comply with applicable bulk sales or bulk transfer laws, (5) any Excluded Liability, including without limitation, any liability or obligation relating to the presence, use, handling, generation, processing, treatment, storage, transportation, release, discharge or disposal of any substance regulated under any Environmental Laws, occurring on or prior to the Closing Date, or (6) the ownership of the Assets or the operation of the Business on or prior to the Closing Date, other than as expressly assumed by Buyer under the terms of this Agreement; and (ii) reimburse Buyer and its directors, officers, employees, advisors and representatives for any and all fees, costs and expenses of any kind related thereto including, without limitation, any and all Legal Expenses.

          (b) From and after the Closing Date, Buyer shall (i) indemnify and hold harmless the Company and Keve from and against any and all losses, damages, liabilities and claims arising out of, based upon or resulting from (1) any breach of any representation, warranty, covenant, or other agreement of Buyer which is contained in or made pursuant to this Agreement or any Related Agreement, (2) any breach by Buyer of any of its obligations contemplated to be performed pursuant to this Agreement or any Related Agreement, or (3) the Assumed Liabilities; and (ii) reimburse the Company and Keve for any and all fees, costs and expenses of any kind related thereto including, without limitation, any and all Legal Expenses.

          (c) Promptly after receipt by any person entitled to indemnification under this Section 14.2 (an "Indemnified Party") of notice of the commencement of any action or the assertion of any claim in respect of which the Indemnified Party will seek indemnification hereunder, the Indemnified Party shall notify each person that is obligated to provide such indemnification (an "Indemnifying Party") thereof in writing, but any failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party under this Article XIV, except to the extent that such failure to notify shall be materially prejudicial to a proper defense against the claim or action. The Indemnifying Party shall be entitled to participate in the defense of such action and, provided that within ten (10) days after receipt of such written notice the Indemnifying Party unconditionally acknowledges in writing to the Indemnified Party its responsibility therefor and reasonably demonstrates that it will be able to pay the full amount of potential liability in connection with any such claim, to assume control of such defense with counsel reasonably satisfactory to such Indemnified Party; provided, further, that where such Indemnifying Party has assumed the defense as aforesaid:

                    (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                    (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party; and

                    (iii) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim

If the Indemnifying Party does not assume control of the defense of such claim as provided in this Section 14.2, the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 14.2. The reimbursement of fees, costs and expenses required by this Section 14.2 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (d) Notwithstanding anything to the contrary set forth in subsection
(c) above, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of (A) any claim to the extent the claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, or (B) any claim relating to Taxes.

          (e) In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article XIV, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party (except for rights as against the Indemnified Party) with respect to the claims to which such indemnification relates.

          (f) Any claim for damages by Buyer or any claim by Buyer for indemnification may be applied against any payments thereafter due to the Company or Keve under this Agreement, any Related Agreement or otherwise, by means of setoff, reduction or otherwise. The exercise of such rights of Buyer shall not constitute an event of default under any such obligation owed by Buyer to the Company or Keve. The rights of Buyer under this Article XIV are in addition to such other rights and remedies which Buyer may have against the Company or Keve under this Agreement, any Related Agreement or otherwise.

                                   ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

     15.1 Expenses.  Except as otherwise provided herein, each of the parties
          --------
hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

     15.2 Headings.  The section headings herein are for convenience of
          --------
reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     15.3 Notices. All notices, requests, demands and other communications which
          -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to Keve, addressed to the address set forth for Keve in the forepart of this Agreement.

          With a copy to:

          Little, Cicchetti & Conard, P.C.
          117 St. Paul Street
          Burlington, Vermont  05401
          Attention:  Thomas A. Little, Esquire

          If to the Company, addressed to

          Vermont Telecommunications Network Services, Inc.
          13 Kilburn Street
          Burlington, Vermont  05401
          Attention:  President

          With a copy to:

          Little, Cicchetti & Conard, P.C.
          117 St. Paul Street
          Burlington, Vermont  05401
          Attention:  Thomas A. Little, Esquire

          If to Buyer, addressed to:

          View Tech, Inc.
          745 Atlantic Avenue
          Boston, MA  02111
          Attention: Franklin A. Reece III

          With a copy to:

          Burns & Levinson LLP
          125 Summer Street
          Boston, Massachusetts 02110
          Attention:  Robert C. Rives, Jr., Esq.
                    and
          Brobeck Phleger & Harrison LLP
          550 South Hope Street
          Los Angeles, CA  90071-2604
          Attention:  V. Joseph Stubbs, Esquire

and to such other places and with such other copies as either party may designate as to itself by written notice to the others.

     15.4 Assignment. Neither this Agreement nor any of the rights or
          ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may assign all such rights and obligations to an Affiliate of Buyer or to a successor in interest to Buyer which shall assume all obligations and liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     15.5 Entire Agreement; Amendment.  This Agreement and the Related
          ---------------------------
Agreements (including the Schedules and Exhibits hereto and thereto and all other documents delivered in connection herewith or therewith) embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. This Agreement may be amended, modified, superseded, canceled, renewed, or extended, and the terms or covenants hereof may be waived, only by a written instrument signed by all the parties hereto, or in the case of a waiver, by the party waiving compliance.

     15.6 Waiver of Breach.  The failure of any party at any time or times to
          ----------------
require performance of any provisions hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     15.7 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     15.8 Governing Law. This Agreement shall be construed, interpreted and the
          -------------
rights of the parties determined in accordance with the laws of the Commonwealth of Massachusetts, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     15.9 Severability.  If any provisions of this Agreement shall be invalid or
          ------------
unenforceable to any extent or in any application, then the remainder of this Agreement and such term and condition, except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

     15.10  Consent to Jurisdiction.  Keve and the Company hereby submit to the
            -----------------------
nonexclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the Federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this Agreement and all transactions contemplated hereby, and Keve and the Company hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that he/it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that his or its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Keve and the Company agree that final judgment (with all right of appeal having expired or been waived) against them in any such action, suit or proceeding shall be conclusive and that Buyer is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

          IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement, all as of the day and year first above written.

                         Vermont Network Services Corporation,
                         a Delaware corporation


                         By:/s/ Franklin A. Reece III
                            -------------------------
                            Its President


                         Vermont Telecommunications Network
                         Services, Inc., a Vermont corporation


                         By:/s/ Zoltan B. Keve
                            ------------------
                            Its President



                         /s/ Zoltan B. Keve
                         ------------------
                         Zoltan B. Keve